UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to §240.14a-12

SOLECTRON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The following is a press release issued by Solectron on August 1, 2007.
Solectron Corporation Sets Meeting Date and Record Date for Special Meeting of Stockholders
For Immediate Release: Aug. 1, 2007
MILPITAS, Calif. — Solectron Corporation (NYSE:SLR) today announced that a special meeting of stockholders, to consider and vote upon the proposed merger with Flextronics International Ltd., has been set for Sept. 27, 2007. The meeting will be held at Solectron’s principal executive offices at 847 Gibraltar Drive, Building 5, Milpitas, California, 95035 and will begin at 8 a.m. Pacific time. The record date for the meeting is Aug. 6, 2007. A definitive joint proxy statement/prospectus relating to the special meeting will be mailed to stockholders beginning on or about Aug. 13, 2007.
About Solectron
Solectron Corporation is one of the world’s largest providers of complete product lifecycle services. We offer collaborative design and new product introduction, supply chain management, Lean manufacturing and aftermarket services such as product warranty repair and end-of-life support to leading customers worldwide. Solectron works with the world’s premier providers of networking, telecommunications, computing, storage, consumer, automotive, industrial, medical, self-service automation and aerospace and defense products. The company’s industry-leading Lean Six Sigma methodology (Solectron Production System™) provides OEMs with quality, flexibility, innovation and cost benefits that improve competitive advantage. Based in Milpitas, Calif., Solectron operates in more than 20 countries on five continents and had sales from continuing operations of $10.6 billion in fiscal 2006. For more information, visit us at www.solectron.com.
Note: SOLECTRON and the Solectron logo are registered trademarks of Solectron Corporation. The Solectron Production System, SPS, and Solectron Supply Chain Solutions Suite are also trademarks of Solectron Corporation. Other names mentioned are trademarks, registered trademarks or service marks of their respective owners.
Additional Information and Where to Find it:
In connection with the Merger, Flextronics has filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that contains a preliminary Joint Proxy Statement/Prospectus, and Solectron and Flextronics plan to file with the SEC and mail to their respective stockholders a definitive Joint Proxy Statement/Prospectus relating to the proposed transaction. Investors and security holders are urged to read carefully the Registration Statement and the preliminary Joint Proxy Statement/Prospectus, and the definitive Joint Proxy Statement/Prospectus when it becomes available, because they contain important information about Flextronics, Solectron and the proposed merger. The Joint Proxy Statement/Prospectus and other relevant materials and any other documents filed with the SEC, may be obtained free of charge at the SEC’s web site www.sec.gov. In addition, investors and security holders may obtain a free copy of other documents filed by Flextronics or Solectron by directing a written request, as appropriate, to Solectron at 847 Gibraltar Drive, Milpitas, CA 95035, Attention: Investor Relations, or to Flextronics’s U.S. offices at 2090 Fortune Drive, San Jose, CA 95131, Attention: Investor Relations. Investors and security holders are urged to read the Joint Proxy Statement/Prospectus and the other relevant materials before making any voting or investment decision with respect to the proposed merger.
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
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Participants in the Solicitation:
Flextronics, Solectron and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the interests of these directors and executive officers in the proposed transaction are included in the Joint Proxy Statement/Prospectus referred to above. Additional information regarding the directors and executive officers of Flextronics is also included in Flextronics’s proxy statement (Form DEF 14A) for the 2006 annual general meeting of Flextronics shareholders, which was filed with the SEC on July 31, 2006. This document is available free of charge at the SEC’s website (www.sec.gov) and by contacting Flextronics Investor Relations at Flextronicsinvestorrelations@flextronics.com. Additional information regarding the directors and executive officers of Solectron is also included in Solectron’s proxy statement (Form DEF 14A) for the 2007 annual stockholders meeting of Solectron, which was filed with the SEC on December 4, 2006. This document is available free of charge at the SEC’s website (www.sec.gov) and by contacting Solectron at 847 Gibraltar Drive, Milpitas, CA 95035, Attention: Investor Relations.
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Analyst Contact:
Perry Hayes, Solectron Corporation, +1 (408) 956-7543 (U.S.), perryhayes@solectron.com